THE FINOVA GROUP INC.
                   1996-1998 PERFORMANCE SHARE INCENTIVE PLAN


1.       PURPOSE

The purpose of this Plan is to promote the long term interests of the Company and its shareholders by providing (i) a means for attracting and retaining, and
(ii) a system of cash reward for the accomplishment of long term predefined objectives by designated key officers of the Company and its Affiliates.

2.       DEFINITIONS:

The following definitions are applicable to the Plan:

         "Affiliate" - Any "Parent Corporation" or "Subsidiary Corporation" of the Company as such terms are defined in Section 425 (e) and (f), or the successor provisions, if any, respectively, of the Code (as defined herein).

         "Award" - The grant by the Board of a Performance Share or Shares as provided in the plan.

         "Board" - The Board of Directors of The FINOVA Group Inc. or a duly authorized Committee of such Board.

         "Code" - The Internal Revenue Code of 1986, as amended, or its successor general income tax law of the United States.

         "Company" - The FINOVA Group Inc.

         "Company Achievement Percentage" - The actual performance of the Financial Measures during the relevant period weighted proportionately as determined by the Plan.

         "Financial Measures" - The performance measures established by the Board for the Plan objectives, such as return on equity, net income or level of nonperforming assets, for example.

         "Participant" - Any officer of the Company or any of its Affiliates who is selected by the Board to receive an award.

         "Performance Period" - The period of time selected by the Board for the purpose of determining performance goals and measuring the degree of accomplishment.

         "Performance Share Award" - An Award.

         "Plan" - The Performance Share Incentive Plan of the Company.

         "Share" - A Performance Share shall serve as the basis for any Award under the Plan.

         "Target   Company   Achievement   Percentage"  -  Company   Achievement
         Percentage assuming that target performance of the Financial Measures was achieved.

3.       ADMINISTRATION

The Plan shall be administered by the Board. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4.       PARTICIPATION:

The Board may select from time to time Participants for the Plan. Participants shall be key executives of the Company or its Affiliates who, in the opinion of the Board, contribute in a substantial measure to the successful performance of the Company or its Affiliates. The Company shall have the authority to add new participants on a pro rata basis if hired during the first year of a performance period. In all cases, the Executive Compensation Committee must approve participants with target levels greater than 30% or Securities Exchange Act of 1934 Section 16(b) individuals.

5.       PERFORMANCE SHARE AWARDS:

The Chairman and Chief Executive Officer of the Company annually during the life of the Plan will determine and recommend to the Board in writing (i) the Company and which among its Affiliates are to participate in the Plan for that year,
(ii) the names of those key executives who should participate in the Plan for that year, (iii) the performance measurement factors to be used in the determination of degree of accomplishment for purposes of the Plan for that year, and (iv) the Performance Period to be used as a basis for the measurement of performance for Awards under the Plan for that year.

6.       GENERAL TERMS AND CONDITIONS:

The Board shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Shares and to provide the terms and conditions (which need not be identical among Participants) thereof. No participant or any person claiming under or through such person shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all the terms, conditions, and provisions of the Plan and its approved administrative requirements that affect such Participant or such other person shall have been complied with. Nothing contained in the Plan or its administrative guidelines shall (i) require the Company to segregate cash or other property on behalf of any Participant or
(ii) affect the rights and power of the Company or its Affiliates to dismiss and/or discharge any officer or employee at any time.

7.       CALCULATION AND PAYMENT OF AWARDS:

         (a) Performance Share Awards which may be payable under this Plan shall be calculated as determined by the Board but any resulting Performance Share Award Payable shall be subject to the following calculation: each Share payable shall be multiplied by the average of the daily means of the market prices of the Company's Common Stock during the last month of the Performance Period. Performance Share Awards earned will be determined within sixty (60) days following the close of the Performance Period and distribution of the Award will be made within ninety (90) days following the close of the Performance Period.

         (b) Performance Share Awards granted under this Plan shall be payable during the lifetime of the Participant to whom such Award was granted and only to such Participant; and, except as provided in (d) and (e) of this Section 7, no such Award will be payable unless at the time of payment such Participant is an employee of and has continuously since the grant thereof been an employee of, the Company or an Affiliate. Neither absence on leave, if approved by the Company, nor any transfer of employment between Affiliates or between Affiliate and the Company shall be considered an interruption or termination of employment for purposes of this Plan.

         (c) Beginning Period Target Share Units (Target Share Units) shall be calculated for each participant at the beginning of the Performance Period by dividing 1) the product of participant Target Percents of Salary and Base Salaries in effect on the December 31 immediately preceding the beginning of the Performance Period by 2) the average of the daily means of share prices of FINOVA Common Stock for the December preceding the Performance Period.

         (d) Subject to Section 11, Target Share Units represent the middle of a Discretionary Range of Beginning Period Share Units bounded by Low End Share Units and High End Share Units. The calculation for Low End Share Units shall be the same as for Target Share Units (paragraph 7c, above) except the Target Percents of Salary are reduced by 5 percentage points (e.g., from 25% to 20%). The calculation for High End Share Units shall be the same as for Target Share Units (paragraph 7c, above) except the Target Percents of Salary are increased by 5 percentage points (e.g., from 25% to 30%).

         (e) At the end of the Performance Period, company performance is determined relative to the preestablished minimums, targets and maximums of the Financial Measures. Minimum performance or less results in no awards. Target performance results in 100% (target) awards. Maximum performance results in 200% awards. Performance levels between Minimum and Maximum are interpolated. These percentages are referred to as Company Achievement Percentages.

         (f) Target Final Awards are calculated by multiplying all three of the following: 1) Beginning Period Target Share Units, 2) Company Achievement Percentage and 3) the average of the daily means of share prices of FINOVA Common Stock for the last December in the Performance Period. As with Target Share Units (paragraph 7.d, above), subject to Section 11, Target Final Awards represent the middle of a Discretionary Range of Awards. The calculation for the Low End of the Discretionary Range of Awards is the same as the calculation for Target Final Awards except Beginning Period Low End Share Units should be substituted for Beginning Period Target Share Units. Similarly, the calculation for the High End of the Discretionary Range of Awards is the same as the calculation for Target Final Awards except Beginning Period High End Share Units should be substituted for Beginning Period Target Share Units.

         (g) Subject to Section 11, notwithstanding the existence of a Low End of a Discretionary Range, the Committee has the authority to grant awards of less than the Low End of the Discretionary Range or no awards at all if individual performance so warrants.

         (h) At the beginning of (and for each year in) the Performance Period, Financial Measures minimums, targets and maximums will be determined for each business group and line of business. If FINOVA Capital Corporation achieves at least its minimum objectives for the Performance Period, 25% of each award for leaders of business groups and lines of business shall be based upon the FINOVA Capital Corporation achievement level and 75% will be based on the level of achievement of the participant's business group or line of business.

         (i) Ninety (90) days before the expiration of the Performance Period, all participants will be provided an irrevocable option to defer all or a portion of any earned Performance Share Award, if there be one, but not less than $1,000, in written form as prescribed by the Board under the provisions of a deferred compensation plan for executives of the Company and its Affiliates, if one be adopted.

         (j) Subject to the provisions of Section 11, if a Participant to whom a Performance Share Award was granted shall cease to be employed by the Company or its Affiliate for any reason (other than death, disability, or retirement) prior to the completion of any applicable Performance Period, said Performance Share Award will be withdrawn and subsequent payment in any form or at any time will not be made.

         (k) If a Participant to whom a Performance Share Award was granted shall cease to be employed by the Company or its Affiliate due to early, normal, or deferred retirement (other than within twenty-four months of or as a result of a Change in Control, which event shall be governed by Section 11), or in the event of the death or disability of the Participant during the Performance Period stipulated in the Performance Share Award, such Award shall be prorated for the period of time from date of grant to date of retirement, disability or death, as applicable, and become payable within ninety (90) days to the Participant or the person to whom interest therein is transferred by will or by the laws of descent and distribution.

         (l) There shall be deducted from all payment of Awards any taxes required to be withheld by any Federal, State, or local government and paid over to any such government in respect to any such payment.

8.       ASSIGNMENTS AND TRANSFERS:

No Award to any Participant under the provisions of the Plan may be assigned, transferred, or otherwise encumbered except, in the event of death of a Participant, by will or the laws of descent and distribution. Participants may complete a beneficiary designation form in accordance with then-current Company policies.

9.       AMENDMENT OR TERMINATION:

The Board may amend, suspend, or terminate the Plan or any portion thereof at any time provided, however, that no such amendment, suspension, or termination shall invalidate the Awards already made to any Participant pursuant to the Plan, without his or her consent.

10.      EFFECTIVE DATE AND TERM OF PLAN:

The Plan shall be effective the first of the year indicated on the first page hereof. No Awards shall be made under the Plan after December 31 of the tenth year following its adoption.


11.      CHANGE OF CONTROL:

(a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, after or as a result of a Change in Control and one of the following events occurs:

                           (i) the Participant is terminated  (except for Cause)
                  during the life of the Plan;

                           (ii) participant's  employment is terminated for Good
                  Reason within twenty-four months after or as a result of a Change in Control; or

                           (iii) the Plan is terminated or amended so that it is
                  less favorable to the Participant,

Participant shall be paid by the Company, within 60 days of the termination or amendment, whichever occurs sooner, a pro rata portion of the sums to be paid under this Plan (from the beginning of any unpaid Performance Periods to the end of the last full calendar month on or before the termination or amendment date, as the case may be), the greater of:

                           (x)   Participant's   Target  Final  Award  based  on
                  achievement of Target Company Achievement Percentage, or

                           (y) Participant's  Target Final Award based on actual
                  Company Achievement Percentage annualized using the most recently available audited or unaudited financial results on or before the payment date, including the higher of Change in Control Price or actual share price, as provided in Section 7(a) for the Company's common stock, as applicable.

Actual Company Achievement Percentages shall be used in calculating Awards for any completed years. For uncompleted years, in the event of a Change in Control, High End Share Units shall be awarded if the Company

Achievement Percentage is equal to or in excess of 50% over the Target Company Achievement Percentage (compared to maximum Company Achievement Percentage) level. Otherwise, Target Share Units shall be awarded, unless the Board, in its discretion, awards greater than Target Share Units. The Board shall not have discretion to award less than Target Share Units in the event of a Change in Control.

(b) Definitions: For purposes of this Plan, the following terms shall have the meanings noted below, unless the context clearly requires otherwise:

                  (i) Change in Control. Any of the following events shall constitute a Change in Control:

                           (A) the acquisition by an individual, entity or group
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                  (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
                  (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this Section 11(b)(i); or

                           (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (C) approval by the  shareholders of the Company of a
                  reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (II) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (D) approval by the  shareholders of the Company of a
                  complete liquidation or dissolution of the Company.

         (ii) Change in Control Price. For purposes of this Plan, "Change in Control Price" shall have the same meaning for such term as in effect in the Company's 1992 Stock Incentive Plan, as amended from time to time; provided, however, that if that plan is terminated, the definition in that plan immediately preceding such termination shall continue to apply to this Plan; provided, further, that no amendment of the definition of such term shall apply to this Plan with respect to a participant if such amendment would have an adverse impact on the aggregate benefits available to a participant in this Plan and such amendment was made during the period from six months preceding a Change in Control (if a Change in Control event was contemplated by the Company at that time) to twenty four months after such an event.

         (iii)  Cause.  For purposes of this Plan, "Cause" shall mean:

                           (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chairman of the Company which specifically identifies the manner in which the Board or Chairman believes that the Participant has not substantially performed the Participant's duties, or

                           (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done or omitted to be done by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subparagraph (A) or
         (B) above, and specifying the particulars thereof in detail.

         (iv) Good Reason. For purposes of this Plan, "Good Reason" shall mean:

                           (A) the  assignment to the  Participant of any duties
                  inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant,

                           (B) any reduction by the Company of the Participant's
                  base salary, annual bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Participant during the 120-day period prior to the Change of Control;

                           (C) the  Company's  requiring the  Participant  to be
                  based at any office or location other than that at which he or she was based immediately prior to the Change of Control or the Company's requiring the Participant to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

                           (D) any purported  termination  by the Company of the
                  Participant's employment otherwise than as expressly permitted by this Agreement; or

                           (E) any  failure by the  Company  to comply  with and
                  satisfy Section 11(d) of this Plan.

For purposes of this Agreement, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

         (c). Excise Taxes. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant who also is a participant in either of the Company's Executive Severance Plans (Tier 1 or Tier 2 Employees) (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section XII (c)) (a
"Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable successor provision, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (d). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, Company shall mean the Company as hereinbefore defined and any entity which assumes and agrees to perform this Plan by operation of law, or otherwise.